UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2016, Orgenesis Ltd. (“Orgenesis Ltd.”), the Israel based subsidiary of Orgenesis Inc. (the “Company”), entered into a collaboration agreement with CureCell Co., Ltd. (“CureCell”), initially for the purpose of applying for a grant from the Korea Israel Industrial R&D Foundation ("Koril-RDF") for pre-clinical and clinical activities related to the commercialization of Orgenesis Ltd.’s AIP cell therapy product in Korea ("Grant"). Subject to receiving the Grant, the Parties shall carry out at their own expense their respective commitments under the work plan approved by Koril-RDF and any additional work plan to be agreed between Orgenesis Ltd. and CureCell. Orgenesis Ltd. will own sole rights to any intellectual property developed from the collaboration which is derived under, resulting form, based on and incorporating and/or otherwise related to Orgenesis Ltd.’s AIP cell therapy product, information licensed from Tel Hashomer Hospital in Israel (“THM”), and/or Orgenesis Ltd.'s confidential information. Subject to obtaining the requisite approval needed to commence commercialization in Korea, Orgenesis Ltd. has agreed to grant to CureCell, or a fully owned subsidiary thereof, under a separate sub-license agreement (the “Sub-License Agreement”), an exclusive sub-license to the intellectual property underlying the Company’s API product solely for commercialization of the Company’s products in Korea. CureCell has agreed to pay annual license fees, ongoing royalties based on net sales generated by CureCell and its sublicensees, milestone payments and sublicense fees. It is anticipated that the Sub-License Agreement will also contain, among other things, minimum sales requirements as well as other provisions common in licensing agreements for international biotech licensing agreements. Under the agreement, CureCell is entitled to share in the net profits derived by Orgenesis Ltd. from world- wide sales (except for sales in Korea) of any product developed as a result of the collaboration with CureCell Additionally, CureCell was given the first right to obtain exclusive commercialization rights in Japan of the AIP product, subject to CureCell procuring all of the regulatory approvals required for commercialization in Japan.

Beginning on the date on which the necessary approvals for commercialization of the AIP product in Korea are obtained, Orgenesis Ltd. can cause CureCell to transfer its rights in its affiliate which is a party to the Sub-License Agreement (the “Sub-License Entity”) to the Company for consideration consisting of the Company’s common stock at a specified valuation of the Sub-License Entity. CureCell can also require the Company to purchase, during the six (6) months following the procurement of all such approvals, CureCell’ shareholdings in the Sub-License Entity at the same valuation.

This Current Report on Form 8-K contains forward-looking statements relating to the parties’ collaboration plans. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

March 18, 2016